EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, the undersigned, Pedro Azagra Blázquez and Justin B. Lagasse, the Chief Executive Officer and Chief Financial Officer, respectively, of Avangrid, Inc. (the “issuer”), do each hereby certify that the issuer’s quarterly report on Form 10-Q for the quarter ended June 30, 2024, to which this certification is attached as an exhibit (the “report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Pedro Azagra Blázquez
Pedro Azagra Blázquez
Director and Chief Executive Officer
Avangrid, Inc.
July 24, 2024

/s/ Justin B. Lagasse
Justin B. Lagasse
Senior Vice President - Chief Financial Officer and Controller
Avangrid, Inc.
July 24, 2024